Exhibit 3.5
CERTIFICATE OF LIMITED PARTNERSHIP
of
REGENCY GP LP
     This Certificate of Limited Partnership, dated September 8, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “Regency GP LP”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
     The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
Regency GP LLC
1700 Pacific, Suite 2900
Dallas, Texas 75201
     EXECUTED as of the date written first above.
REGENCY GP LP

By:	Regency GP LLC, its general partner

By:	/s/ William E. Joor, III
William E. Joor, III
Executive Vice President, Chief Legal and Administrative Officer and Secretary